SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2015

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Road # 335, Austin TX  78746

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.04TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION

On December 1, 2015,  FieldPoint Petroleum Corporation (the “Company”) received written notification (the “Notice”) from Citibank, N.A. (“Citibank”) under its Loan and Security Agreement dated as of October 18, 2008 (“Loan Agreement”).  Pursuant to the Notice, Citibank reduced the Company’s Credit Borrowing Base, as defined in the Loan Agreement, from $11 million to $5.5 million.

As a result of the redetermination of the Credit Borrowing Base, the Company has a Borrowing Base Deficiency in the amount of $1.55 million (the “Deficiency”).  As an election under the Loan Agreement, the Company plans to pay and cure the Deficiency in three (3) equal monthly installments of $516,666.67 each due on December 31, 2015, January 31, 2016 and February 28, 2016. These payments will have an adverse impact upon the Company’s working capital.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: December 16, 2015.	By_/s/ Phillip Roberson____________ Phillip Roberson, President